UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

VIA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, VIA Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a limited number of institutional and accredited investors (each, individually, an “Investor,” and collectively, the “Investors”), pursuant to which the Company agreed to issue an aggregate of 10,288,065 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.43 per share, and for a total purchase price of approximately $25 million in gross proceeds (the “Financing”). The Financing was approved by the Company’s Board of Directors on June 28, 2007 following the unanimous recommendation by a special committee of two independent directors. After fees and estimated offering expenses, the Company expects to receive aggregate net proceeds of approximately $23.2 million from the Financing, which the Company intends to use to continue its research, development and commercialization activities.

Under NASD Marketplace Rule 4350(i)(1)(D)(ii), stockholder approval is required for issuances of securities in an amount greater than 20% of the Company’s outstanding common stock for a purchase price of less than the greater of book or market value. The Common Stock to be issued in the Financing is being issued at approximately a 38.5% discount to the $3.95 closing market price of the Company’s Common Stock on July 2, 2007 and constitutes more than 20% of its outstanding Common Stock. As a result, in order to comply with Marketplace Rule 4350(i)(1)(D)(ii), the Financing is being completed in two closings. In the first closing, which occurred on July 2, 2007 and did not require stockholder approval, the Company issued an aggregate of 1,885,125 shares of Common Stock at a price per share of $2.43, for a total purchase price of approximately $4.58 million. The shares of Common Stock issued in the first closing of the Financing represented approximately 19.99% of the Company’s outstanding Common Stock on the date of issuance. Pursuant to Marketplace Rule 4350(i)(1)(D)(ii), the Company is required to obtain stockholder approval for the issuance of the remaining 8,402,940 shares of Common Stock to be issued in the second closing of the Financing. In the second closing the Company will receive total proceeds of approximately $20.42 million, before fees and estimated offering expenses.

On June 29, 2007, Bay City Capital Fund IV, L.P. (“BCC”), the holder of 6,630,378 shares, or approximately 70% of the Company’s then outstanding Common Stock, executed a written consent in accordance with Section 228 of the Delaware General Corporation Law and the Company’s Third Amended and Restated Bylaws approving the execution, delivery and performance by the Company of the Securities Purchase Agreement and the issuance of the Common Stock pursuant to the terms thereof. Following completion of the Financing, BCC and its affiliate, Bay City Capital Fund IV Co-Investment Fund, L.P., will own approximately 51% of the Company’s outstanding Common Stock and will control the Company’s management and affairs and matters requiring stockholder approval. BCC’s approval constitutes the requisite stockholder approval for purposes of Marketplace Rule 4350(i)(1)(D)(ii). However, since the stockholder approval required by Marketplace Rule 4350(i)(1)(D)(ii) was obtained by written consent, rather than at a stockholders’ meeting, the stockholder action may not become effective until the expiration of 20 days after the date an Information Statement is mailed by the Company to its stockholders notifying them of the actions taken by BCC by written consent in lieu of a special meeting of stockholders under Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to consummate the second closing of the Financing following the expiration of this 20-day period.

The shares of Common Stock are being issued by the Company in a private placement in reliance upon the exemption from registration pursuant to Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register for resale the shares of Common Stock sold in the Financing. BCC, Bay City Capital Fund IV Co-Investment Fund, L.P. and Richard L. Anderson, a member of the Company’s Board of Directors and a purchaser in the second closing of the Financing, have waived their right to have their shares registered in connection with this Registration Statement. The Company is required to file a Registration Statement within 60 days of July 2, 2007. Subject to certain exceptions, in the event the Registration Statement is not filed within such 60-day period or the Registration Statement is not declared effective within 90 days of July 2, 2007 (or 120 days in the event the Registration Statement is reviewed by the SEC), the Company will be required to pay each Investor in the Financing an amount in cash equal to one-thirtieth of one and one-half percent of the aggregate purchase price paid by each Investor for each day the filing or effectiveness of the Registration Statement is delayed, up to a maximum of 18% of such Investor’s aggregate purchase price. In addition, the Company has agreed (i) subject to certain exceptions set forth in the Securities Purchase Agreement, not to cause any other registration statement to be filed until the effective date of the Registration Statement and (ii) for a period that expires 60 days after the effectiveness of the Registration Statement, not to issue or sell any of its equity securities other than pursuant to an employee benefit plan or as compensation to consultants or independent contractors.

Pursuant to the terms of the Securities Purchase Agreement, the Company and the Investors have made representations and warranties regarding matters that are customarily included in financings of this nature, including, without limitation, representations by each Investor that it is an “accredited investor” as defined in Rule 501(a) and that such Investor is acquiring the securities for investment purposes for such Investor’s own account and not with a view toward distribution of the securities and that such Investor understands that the shares of Common Stock issued in the Financing are restricted securities under the Securities Act. In addition, each Investor has represented and warranted that neither it nor any person acting on its behalf, has engaged in any purchases or sales of the Company’s securities since the date first contacted by the Company. Further, each Investor has agreed that it will not use the shares of Common Stock issued in the Financing to cover any short sales in the Common Stock of the Company in violation of applicable securities laws. The Securities Purchase Agreement also contains indemnification agreements among the parties in the event of certain liabilities related to the Financing.

Lazard Frères & Co. LLC (“Lazard”) served as lead placement agent for the Financing and Rodman & Renshaw, LLC and ThinkEquity Partners LLC served as co-placement agents. Pursuant to the terms of an engagement letter by and between the Company and Lazard, the placement agents will receive a placement fee equal to 7.0% of the gross proceeds received by the Company in the Financing, excluding proceeds received by the Company from the issuance of shares of Common Stock to BCC, Bay City Capital Fund IV Co-Investment Fund, L.P. and Richard L. Anderson.

Bay City Capital Fund IV, L.P. and its affiliate Bay City Capital Fund IV Co-Investment Fund, L.P., which prior to the Financing owned approximately 71.8% of the Company’s Common Stock, are Investors in the second closing of the Financing and have subscribed to purchase 3,279,151 shares of Common Stock for an aggregate investment of $8 million on the same terms and conditions of the other Investors. Following completion of the Financing, Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. will own approximately 51% of the Company’s outstanding Common Stock. Fred B. Craves, a member of the Company’s Board of Directors, is the founder, chairman of and a manager of Bay City Capital LLC, the beneficial owner of the shares held by Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. Dr. Craves also owns 22.0588% of the membership interests in Bay City Capital LLC. Douglass Given, the chairman of the Board of Directors, is a partner of Bay City Capital LLC. In addition, Richard L. Anderson, who serves on the Board of Directors, is purchasing 10,000 shares of Common Stock in the second closing of the Financing on the same terms and conditions as other Investors.

As part of the Financing, each of Richard L. Anderson, John R. Larson, Mark N. K. Bagnall and David T. Howard, each a director of the Company, has agreed to enter into a lock-up agreement (each, individually, a “Lock-Up Agreement” and, collectively, the “Lock-Up Agreements”) with the Company, pursuant to which each such director will agree not to sell any shares of the Company’s Common Stock held by such director from July 2, 2007 through and including March 1, 2008. The Company’s remaining directors and executive officers, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, Adeoye Olukotun and James G. Stewart, as well as BCC and Bay City Capital Fund IV Co-Investment Fund, L.P., previously entered into lock-up agreements in connection with the closing of the merger on June 5, 2007 of the Company with privately-held VIA Pharmaceuticals, Inc. (“VIA”) pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 7, 2007, by and among Corautus Genetics Inc. (“Corautus”), Resurgens Merger Corp. and VIA. Under these lock-up agreements, each of such remaining directors and executive officers and BCC and Bay City Capital Fund IV Co-Investment Fund, L.P. has similarly agreed not to sell any shares of the Company’s Common Stock held by them through and including March 1, 2008.

The foregoing description of the Securities Purchase Agreement and the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the form of Securities Purchase Agreement attached hereto as Exhibit 10.1 and the form of Lock-Up Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Common Stock issued in the first closing and to be issued in the second closing of the Financing was offered and issued in the case of the first closing, and will be issued in the case of the second closing, pursuant to a private placement in reliance upon the exemption from registration pursuant to Rule 506 under the Securities Act. Each Investor is an “accredited investor” as defined in Rule 501(a) and each Investor has represented to the Company that such Investor is acquiring the securities for investment purposes for such Investor’s own account and not with a view toward distribution of the securities. The Company advised each Investor that the securities that will be issued to them in connection with the Financing have not been registered under the Securities Act and may not be sold unless they are registered under the Securities Act or sold pursuant to a valid exemption from registration under the Securities Act. The certificates representing the shares of Common Stock issued to the Investors will contain a legend that such shares of Common Stock have not been registered under the Securities Act and will state the restrictions on transfer and resale as described above. Additionally, the Company did not engage in any general solicitation or advertisement in connection with the Financing.

Item 8.01. Other Events.

The press release issued by the Company on June 29, 2007 announcing the Financing is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that Section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: July 3, 2007	By:	/s/ James G. Stewart
	Title:	James G. Stewart Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated as of June 29, 2007, by and among VIA Pharmaceuticals, Inc. and the Investors

10.2	Form of Lock-up Agreement

99.1	Press Release dated June 29, 2007

6